EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of REPRO MED SYSTEMS, INC. (the “Company”) on Form 10-K (the “Report) for the year ended February 28, 2015 as filed with the Securities and Exchange Commission, I, Karen Fisher, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Karen Fisher

Karen Fisher

Chief Financial Officer and Treasurer

Date: May 8, 2015